UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________
100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02 Issuance of Unregistered Shares

The Registrant has issued at total of 1,687,655 shares of common stock (the “Shares”) to a total of seven entities or individuals in exchange for the cancellation of debt in the total amount of $585,000 and interest in the total amount of $106,073.  The issuance was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act since the issuance of the Shares did not involve any public offering.

Also, the Registrant has issued an aggregate of 57,143 shares of common stock to one entities in exchange of the cancellation of warrants on a cashless basis.  The shares issued were exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued to persons or entities closely associated with the Company and there was no public offering of the shares. Following the issuances, the Registrant has a total of 25,731,572 shares of common stock issued and outstanding.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxis International, Inc.

Dated: June 17, 2016	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer